EXHIBIT 8.1
Principal subsidiaries of National Westminster Bank Plc

The principal subsidiary undertakings of the Bank are shown below. Their capital consists of ordinary and preference shares, which are unlisted. All of the subsidiary undertakings are owned directly or indirectly through intermediate holding companies and are all wholly-owned. All of these subsidiary undertakings are included in the NatWest Group's consolidated financial statements and have an accounting reference date of 31 December.


                                                                                                           Country of
                                                                                                        incorporation
                                                                                                   and principal area
                                             Nature of business                                         of operations
------------------------------------------- ----------------------------------------------------- -------------------
Coutts & Co (1)                             Private banking                                             Great Britain
Coutts Bank (Switzerland) Limited (2)       Private banking                                               Switzerland
Greenwich Capital Markets, Inc. (2)         Broker dealer                                                          US
Lombard North Central PLC (4)               Banking, credit finance, leasing and hire purchase          Great Britain
National Westminster Home Loans Limited     Home mortgage finance                                       Great Britain
Ulster Bank Limited (3)                     Banking                                                  Northern Ireland
------------------------------------------- ----------------------------------------------------- -------------------


Notes:

(1) Coutts & Co is incorporated with unlimited liability. Its registered office is 440 Strand, London WC2R 0QS.

(2)  Shares are not directly held by the Bank.

(3) Ulster Bank Limited and its subsidiary undertakings also operate in the Republic of Ireland.

(4) On 31 January 2003, the entire issued ordinary share capital of Lombard North Central PLC was transferred to The Royal Bank of Scotland plc.